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                                                                    EXHIBIT 99.2


                                                   UNITED STATES ATTORNEY
                                                   SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
JUNE 14, 2000


CONTACT:

U.S. Attorney's Office                                  Patrick J. Smith
Marvin Smilon, Herbert Hadad                            (212) 637-2409
Public Information Office
(212) 637-2600                                          David C. Esseks
                                                        (212) 637-2328
Federal Bureau of Investigation
Joseph A. Valiquette                                    Christopher J. Clark
(212) 384-2715                                          (212) 637-2205
James M. Margolin
(212) 384-2720                                          Stephanie B. Isser
                                                        (212) 637-2633
U.S. Securities & Exchange Commission
Chris Ullman                                            Mylan L. Denerstein
(202) 942-0020                                          (212) 637-1022

                                                        Jason Sabot
                                                        (212) 637-2398

                                  PRESS RELEASE


         MARY JO WHITE, the United States Attorney for the Southern District of New York and BARRY W. MAWN, the Assistant Director in Charge of the New York Office of the Federal Bureau of Investigation ("FBI"), joined by RICHARD WALKER, Director of Enforcement of the United States Securities and Exchange Commission ("SEC"), and MARY L. SHAPIRO, the President of NASD Regulation, announced today that 120 defendants, including members and associates of the five Organized Crime Families of La Cosa Nostra in the New York City area, have been charged with securities fraud and related crimes. Sixteen Indictments and seven criminal Complaints unsealed today in


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Manhattan federal court allege fraud in connection with the publicly traded securities of 19 companies and the private placement of securities of 16 other companies.

         Included among the defendants are 10 alleged members and associates of organized crime; a former New York Police Department detective; 57 licensed and unlicensed stock brokers; three recruiters of corrupt brokers; 12 stock promoters; 30 officers, directors or other "insiders" of the companies issuing the securities involved in the frauds; two accountants, an attorney; an investment adviser; and a hedge fund manager. According to the charges 21 broker-dealers or other financial adviser firms were either involved in the frauds, or employed stock brokers or other persons who were involved in the fraud. The various schemes resulted in total losses of more than approximately $50 million, and many tens of millions more would have resulted had the schemes been completed.

         According to Ms. WHITE and Mr. MAWN, this is the largest number of defendants ever arrested at one time on securities fraud-related charges, and one of the largest number ever arrested in a criminal case of any kind. In coordination with today's arrests, search warrants were executed at four locations in New York, one in Dallas, Texas, and one in Salt Lake City, Utah.

         Twenty-one defendants are charged with participating in a RICO Enterprise consisting of members and associates of the Bonanno and Colombo Organized Crime Families of La Cosa Nostra in the New York City area, that allegedly perpetrated massive securities fraud over a five-year period by forging corrupt alliances with members and associates of the remaining three New York City Organized Crime Families; controlling



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and infiltrating broker-dealers; conspiring with issuers of securities and individual stock brokers; scheming to defraud union pension plans; and employing tactics of violence, including threats, extortion, physical intimidation, and the solicitation of murder to, further the illegal goals of the RICO Enterprise. The schemers used traditional boiler-room operations and current Internet techniques to carry out their alleged crimes.

         The racketeering defendants including, among others: ROBERT A. LINO, a/k/a "Little Robert," an alleged capo in the Bonanno Crime Family; FRANK A PERSICO, an alleged associate of the Colombo Crime Family, and a registered stock broker who controlled crews of brokers at various brokerage firms, including First Liberty Investment Group, Inc., William Scott & Company, Inc., and Bryn Mawr Investment Group; ANTHONY P. STROPOLI, an alleged soldier in the Colombo Crime Family who controlled crews of stock brokers; STEPHEN E. GARDELL, who is alleged to have corruptly exploited his positions as a New York City Police Department Detective and Treasurer of the Detectives' Endowment Association ("DEA"); GENE PHILLIPS, who controlled Basic Capital Management, the investment adviser to American Realty Trust, a New York Stock Exchange-listed real estate investment trust, or REIT; and WILLIAM M. STEPHENS, the Chief Investment Strategist of Husic Capital Management, a San Francisco-based investment adviser, who agreed to manage up to $300 million in union pension funds knowing that a portion would be invested in corrupt deals for the purpose of funding kickbacks to members of the RICO Enterprise and corrupt union officials.

         The RICO Enterprise is alleged to have engineered manipulation schemes in eight publicly traded securities and to have defrauded investors in connection with three private placements of securities, including one by Ranch*1 Inc., a company that operates fast



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food restaurants in the New York City area and elsewhere. Two officers of
Ranch*1, SEBASTIAN RAMETTA and JAMES F. CHICKARA, have been named as defendants in the RICO charges and are alleged to be associates of the Colombo Crime Family.

         In addition to the racketeering charges, the other Indictments and Complaints unsealed today charge a wide array of stock market schemes designed to fleece the investing public. Sales of stock in private placements are alleged to have been fraudulently rigged for the benefit of insiders and corrupt brokers. The Internet was allegedly used to further the schemes through the fraudulent promotion of stocks on Internet websites, or the use of companies that were touted as Internet or "dot.com" companies in order to induce investors to capitalize on the Internet boom.

         Today's charges are the result of a highly successful, one-year undercover operation conducted by the FBI's New York Office, in coordination with the SEC and with assistance provided by NASD Regulation, Inc. The undercover investigation involved, among other things, surveillance, the use of undercover purchases of securities, the use of a series of cooperating witnesses who posed as willing participants in ongoing criminal schemes, and the installation of court-authorized eavesdropping devices in the office of DMN Capital Investments, Inc. ("DMN Capital"), a financial adviser firm that held itself out as providing investment banking and stock promotion services. Pursuant to court order, the FBI recorded approximately 1000 hours of conversations occurring in DMN Capital's office between December 1, 1989 and May 4, 2000.

         Ms. WHITE stated:

         Today's charges result primarily from the FBI's successful infiltration of a company that served as investment banker to the crooked and the corrupt.



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         By offering its services to anyone and any deal, as long as it was illicit, the company attracted allegedly mobbed-up broker-dealers, top-shelf investment advisers, unscrupulous issuers, unethical lawyers and accountants, and microcap manipulators -- a virtual Who's Who of securities violators. Their tentacles of fraud roached into every corner of the public and private securities markets, and they preyed on their victims using both traditional boiler-room tactics and contemporary Internet-based manipulations. As today's charges show, fraud in the markets will not be tolerated, no matter how big, how organized, or how creative.

         Mr. MAWN stated:

         The FBI investigation code named "Upstick" has uncovered a laundry list of stock manipulation schemes by which the defendant brokers took their victims to the cleaners. This investigation uncovered once again La Cosa Nostra's efforts to infiltrate the securities markets. No matter what market the mob tries to infiltrate, from the fish market to the stock market, the methods it uses are always the same: violence and the threat of violence. We will continue to investigate securities fraud schemes whether they be the work of typical white collar criminals or of organized crime.

         Mr. WALKER stated:

         The securities fraud involved in today's actions is among the most egregious witnessed in recent years. These manipulations of numerous microcap stocks were designed for the sole purpose of stealing investors' hard-earned dollars. The prosecutions announced today rid the vital market for low-priced securities of unscrupulous operators and reaffirm regulators' commitment to keeping this market safe and fair.

         Ms. SHAPIRO stated:

         Today's actions by United States Attorney Mary Jo White again demonstrate her commitment to help rid securities markets of manipulative and fraudulent schemes. NASD Regulation previously brought actions against a number of firms and individuals named in the Indictments unsealed today and will continue to work closely with the United States Attorney's Office and other law enforcement and regulatory agencies to insure investor confidence and the integrity of our markets.

         Certain of the charges are outlined below.

                                  RACKETEERING


         In United States v. Lino, et al., 00 Cr. 632, 21 defendants are charged with being members and associates of a RICO Enterprise consisting of DMN Capital and a "joint



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venture" among members and associates of the Bonanno and Colombo Crime Families, with the assistance of associates of the other three New York City crime families, as well as others. In addition to LINO, PERSICO, STROPOLI, GARDELL, RAMETTA, CHICKARA, STEPHENS, and PHILLIPS, the other alleged members of the RICO enterprise include: JAMES S. LABATE, a/k/a "Jimmy"; SALVATORE R. PIAZZA, a/k/a "Sal"; CARY F. CIMINO; RALPH DEMATTEO, a/k/a "Ralphie"; ROBERT P. GALLO, a/k/a "Bobby"; MICHAEL GRECCO; JOHN M. BLACK, JR.; ANGELO CALVELLO, a/k/a "Tony"; JOSEPH A. MANN, a/k/a "Andy"; GLENN B. LAKEN; A. CAL ROSSI; VINCENT G. LANGELLA, a/k/a "Vinny", WILLIAM M. PALLA; and TODD NEJAIME. The Lino Indictment charges the defendants with various crimes, including those described below: ----

         1. Manipulation of Publicly Traded Securities: Between 1995 and 1999, members of the RICO Enterprises fraudulently obtained and controlled large blocks of free or substantially-discounted, publicly-traded securities in violation of various SEC rules and regulations. These securities included those issued by: (1) Spaceplex Amusement Centers International Ltd., which operated amusement parks and was located in Great Neck, New York; (2) Reclaim, Inc., which was in the business of recycling roofing shingles and was located in Tampa, Florida; (3) Beachport Entertainment Corp., which was in the business of producing ice skating entertainment and was located in Los Angeles, California;
(4) International Nursing Services, Inc., which was in the business of in-home nursing care and was located in Denver, Colorado; (5) Leasing Edge Corporation, which was in the computer leasing business; (6) Globus Int'l Resources



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Corp., an import-export company; (7) Innovative Medical Services, a manufacturer of waste purification systems; and (8) Accessible Software, Inc., a software developer.

         The RICO Enterprise is alleged to have secretly controlled or infiltrated various New York City-area brokerage firms, including Monitor Investment Group, Inc., Meyers Pollock and Robbins, First Liberty Investment Group, Inc., William Scott & Company, and Atlantic General Financial Group. The RICO Enterprise then fraudulently engaged in prearranged trades, paid secret bribes to corrupt stock brokers, and used "no net sale" and other "boiler room" tactics, among other devices, to create artificial retail demand for these securities, and then sold their holdings into that inflated demand at considerable profit. Members of the RICO Enterprise, in order to enforce discipline among the brokers allegedly involved in these schemes, and to punish those who reneged on their agreements to sell stock in return for bribes, subjected brokers to beatings, intimidation, and threats. To aid in the fraudulent schemes, CARY F. CIMINO, a New York-based stock promoter, arranged for secret bribes to be paid to corrupt brokers and, in 1999, CIMINO is alleged to have solicited the murder of a person he believed to be a cooperating witness.

     2. Union Pension Funds Fraud and Kickback Schemes: From late 1999 to the present, the RICO Enterprise allegedly sought to defraud union pension funds by employing corrupt securities industry professionals to manage union pension funds, and then, with the knowledge and consent of those professionals, structuring investments for those funds in a manner that allowed for a secret diversion of a portion of the funds to members of the RICO Enterprise and to corrupt union officials. One such alleged fraudulent investment was a preferred stock offering of American Realty Trust, a NYSE-



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listed REIT that trades under the ticker symbol "ARB." The RICO Enterprise allegedly arranged this corrupt deal through GENE PHILLIPS, who controlled Basic Capital Management, Inc., a Dallas, Texas-based financial adviser firm that served as adviser to American Realty Trust, and A. CAL ROSSI, the Managing Director of Capital Markets for Basic Capital. According to the charges, union pension fund assets would be invested in the offering, and $2.0 million of every $10 million invested would be "kicked back" to the RICO Enterprise and corrupt union officials. In order to give an investment in ARB Series J preferred stock an air of legitimacy, and to convince honest union officials to permit such an investment, the Enterprise recruited an allegedly corrupt money manager, WILLIAM
M. STEPHENS, the Chief Investment Officer of Husic Capital Management, a San Francisco-based investment adviser, who allegedly agreed to manage up to $300 million in union pension funds knowing that a portion would be invested in this corrupt deal for the purpose of funding kickbacks to members of the RICO Enterprise and corrupt union officials.

         A second allegedly fraudulent investment deal designed to defraud union pension funds involved TradeVentureFund, a hedge fund that claimed to have a successful proprietary trading strategy, and whose principal manager was GLENN
B. LAKEN. Here, kickbacks to the RICO Enterprise and corrupt union officials would allegedly be funded through the payment of excessive trading commissions and LAKEN's plan to invest the union pension funds in high-risk investments.

         The pension funds targeted in these allegedly corrupt schemes include: the Production Workers Local 400, which is alleged to be influenced by the Colombo Crime Family; the International Union of Operating Engineers Local 137; and the Detectives'



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Endowment Association ("DEA"), which serves NYPD detectives. Integral to the success of the alleged schemes involving DEA and Local 400 were STEPHEN E. GARDELL and FRANK A. PERSICO, a/k/a "Frankie", the latter of whom was an alleged associate of the Colombo Crime Family who served as the Treasurer of Production Workers Local 400, each of whom is alleged to have agreed to accept illegal kickbacks to corruptly influence decisions at their respective unions. GARDELL is also alleged to have: (a) leaked confidential law enforcement information concerning organized crime investigations to members and associates of organized crime; (b) assisted in securing firearm "carry" permits for members of organized crime; (c) influenced the outcome of an NYPD investigation into the activities of a member of the RICO Enterprise; and (d) provided New York City law enforcement parking permits to members of organized crime. In return, GARDELL is alleged to have received, among other things, cash and property from organized crime figures, including $8,000 toward the building of a swimming pool at his residence, free and substantially-discounted rooms and meals at casinos in Las Vegas and Atlantic City, and a fur coat.

     3. Private Placement Fraud: From approximately October 1999 to the June 2000, the RICO Enterprise allegedly sought to defraud investors in the private placement of securities by arranging for the payment of secret exorbitant sales commissions to brokers of up to 50 percent of the proceeds obtained from investors. These fraudulent private placements allegedly included stock of: (a) Ranch*1, a grilled chicken sandwich fast-food chain of restaurants operating throughout the New York City area and elsewhere; (b) World Gourmet Soups, Inc., d/b/a "The Manhattan Soup Man," a company that operates and franchises fast food restaurants and kiosks and sells prepared soups to



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the restaurant industry; (1) and (c) Jackpot Entertainment Magazine, Inc., a
Brooklyn-based company in the business of publishing a magazine about the casino industry. The defendants charged in this scheme include SEBASTIAN RAMETTA, a/k/a "Sebbie," the President and Chief Executive Officer of Ranch*1, both of whom allegedly are associates of the Colombo Crime Family.(2)

                           INDICTMENTS AND COMPLAINTS
                         CHARGING INTERNET-RELATED FRAUD

         The Indictments and Complaints unsealed today allege various frauds involving the use of Internet-related companies to commit fraud, or the use of the Internet to promote the securities of other companies whose stock was being manipulated. All of these cases arise out of the undercover investigation because the perpetrators sought to use DMN Capital in their illegal schemes.

         1. WAMEX Holdings, Inc.: WAMEX Holdings Inc. is a Brooklyn-based corporation purportedly in the business of developing an alternative trading system ("ATS") for securities, and whose common stock trades on the OTC Bulletin Board. In United States v. Cushing, et al., 00 Mag. 1118, the three defendants charged are

--------
(1) In a Complaint unsealed today, United States v. LaBarbara, 00 Mag. 1121, Stephen LaBarbara, a stock broker at The Agean Group, New Jersey broker-dealer, is alleged to have received, from November 1999 to January 2000, secret undisclosed commissions in connection with his sales of stock in the private placement of World Gourmet Soups, Inc.

(2) In another Indictment unsealed today, United States v. Trippe, et al., 00 Cr. 588, six other defendants were charged with securities fraud in connection with two private placement offerings by Jackpot Entertainment. Those six defendants are: EDWARD TRIPPE, Jackpot's Chief Financial Officer and Secretary; BRUCE BECKER, Jackpot's President and Publisher; ANDREW ADAMS, Jackpot's Vice President and Chief Executive Officer; SAMUEL WARD, a public accountant; BRYAN MCGUIRE, a registered representative; and PATRICIA OPPITO, a registered representative employed by Wolff Investment Group, Inc. The Indictment alleges that the defendants paid secret undisclosed compensation equal to 50 percent of the funds raised to brokers who sold Jackpot private placement stock to public investors. The Indictment further alleges that WARD falsified Jackpot's financial statements by concealing



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MITCHELL CUSHING, WAMEX's Chief Executive Officer; RUSSELL CHIMENTI, WAMEX's
Chief Administrative Officer; and ROGER DETRANO, a New York-based stock promoter, were charged with conspiracy to commit securities fraud from December 1999 to June 2000. According to the Complaint, the scheme involved the issuance of false press releases stating that ATS would be available by July 4, 2000, misrepresentations in SEC filings regarding the source and nature of funding that WAMEX had obtained, and the payment of secret exorbitant commissions to brokers who sold WAMEX stock to public customers.

         The price of WAMEX stock increased from approximately $1.12 per share on December 9, 1999, to approximately $19.50 per share on February 28, 2000. As of June 12, 2000, WAMEX had a market capitalization of over $184 million. In connection with today's actions, the SEC imposed a trading halt on WAMEX stock.

         2. E-Pawn.com: E-Pawn.com is a Florida-based company that describes itself as "a multifaceted Internet portal, website designer and e-commerce software developer," and whose stock trades on the OTC Bulletin Board. In United States v. Greyling, et al., 00 Cr. 631, three defendants were charged with securities fraud in connection with an alleged scheme, from January 2000 to June 2000, to pay 1.0 million shares of E-Pawn to be used to bribe brokers to create retail demand for E-Pawn stock, and to use Internet sites and bulk e-mail to tout E-Pawn to the public. Charged in this scheme are LESLIE GREYLING, an alleged undisclosed principal of E-Pawn; ELI LIEBOWITZ, the President, Chief Financial Officer and a Director of E-Pawn; and


----------
the secret commissions, and by issuing unqualified audit opinions that falsely certified that he had examined Jackpot's financial statements in accordance with generally accepted auditing standards.



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TINA ALEXANDER, a Texas stock promoter. As of June 12, 2000, E-Pawn had a market capitalization of approximately $198 million. In connection with today's actions, the SEC imposed a trading halt on E-Pawn stock.

         3. FinancialWeb.com: FinancialWeb.com ("FWEB") is a Florida-based company purportedly in the business of creating and operating, investment-related Internet services, whose stock trades on the OTC Bulletin Board. In United States v. Lake, et al., 00 Cr. 651, it is alleged that, from February 2000 to June 2000, GLENN B. LAKEN, a hedge fund manager and commodities trader on the Chicago Mercantile Exchange, held a large position in FWEB stock, and enlisted others to fraudulently inflate the price of FWEB stock, and to conceal his identity as the seller. To effect this scheme, LAKEN employed the services of DAVID W. BRUNO and ADAM KRIFTCHER, who allegedly controlled a number of Internet websites, including stockregister.com; bullstrategies.com; wallstreetmarquee.com; atthebell.com; and stockplayground.com, which they allegedly used to conduct coordinated Internet promotions of the stock of publicly-traded companies. Also allegedly involved was MICHAEL PORRICELLI, President of Core Financial, LLC, who controlled a number of Internet websites that he allegedly used to conduct coordinated promotions of the stock of publicly-traded companies. These websites included otcbbstockwatch.com; redalert.com; subway.com; americananalyst.com; powerstocks.com and fortuneinvestments.com. LAKEN also allegedly agreed to use the services of LIONEL REIFLER, President of Fortune Investments, Inc., who allegedly offered a fraudulent newsletter program used to generate high trading volume in OTC securities at inflated prices. According to the Indictment, it was agreed that BRUNO, KRIFTCHER and PORRICELLI would feature FWEB on



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websites that they controlled, would promote FWEB by sending bulk E-mails to their website subscribers, and that BRUNO and KRIFTCHER would prepare and post on their websites promotional materials describing FWEB's business and its common stock. Laken allegedly agreed to pay BRUNO, KRIFTCHER, REIFLER, and PORRICELLI for their promotional efforts with FWEB stock, and to conceal that fact, as well as LAKEN's involvement in those efforts. Also named in the Indictment is PETER J. WORRELL, a stock broker at and principal of Royal Hutton Securities Corp., who is charged with bribing brokers at Royal Hutton to create retail demand for FWEB stock.

         4. SearchHispanic.com and Gtrade Network, Inc.: SearchHispanic.com is a Plainview, New York-based company engaged in creating and maintaining an Internet website of interest to persons of Hispanic descent. GTrade Network, Inc. ("GTrade") is a Great River, New York-based company that held itself out as an incubator of Internet-related and e-commerce businesses. GTrade common stock trades on the OTC Bulletin Board, and SearchHispanic.com has common stock that is issued, but has not publicly traded. In United States v. Downing, et al., 00 Cr. 555, three persons were charged with a fraudulent scheme, from March 2000 to June 2000, in which SearchHispanic.com would go public by "reverse merging" into GTrade, a publicly-traded company, and then the defendants allegedly would artificially inflate the price of the common stock of the merged entity. According to the Indictment, JAMES DOWNING, the Chief Executive Officer and controlling shareholder of SearchHispanic.com, met with alleged members and associates of organized crime, including SALVATORE R. PIAZZA, a/l/a/ "Sal", and agreed that to effect the scheme, approximately 45 percent of the stock in the post-merger entity would be deposited into secret offshore nominee accounts that DOWNING would



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maintain an interest in, and that he would use to fund the payment of secret bribes to brokers who would generate trading volume in SearchHispanic.com stock. DOWNING would also allegedly sell his personal holdings of stock to enrich himself and others. As part of the scheme, SAMUEL WARD and DANIEL DRUCKER, both certified public accountants, allegedly agreed to falsify the financial statements of SearchHispanic. com and GTrade, and to issue unqualified audit opinions certifying that the financial statements of the companies were accurate.

         5. Cybersentry, Inc.: Cybersentry, Inc. was a Florida-based communications software company that specialized in facilitating secure communications on the Internet. Cybersentry common stock previously traded on the OTC Bulletin Board, and in May 2000 commenced trading on the American Stock Exchange. Two Indictments charging fraud in connection with Cybersentry were unsealed today--United States v. Wager, et al, 00 Cr. 629, and United States v. Brigandi, et al., 00 Cr. 630. According to the Indictments, NEIL WAGER, an individual residing in Boca Raton, Florida, and BRUCE BRIGANDI, an individual residing in Roslyn Heights, New York, each allegedly acquired a large block of Cybersentry common stock. According to the Wager Indictment, shortly after acquiring the shares, WAGER agreed to pay undisclosed bribes to KARL FREDERICK GRAFF, a stock broker employed by Equitrade Securities Corp., in exchange for efforts by GRAFF to sell WAGER's stock to GRAFF's retail clients. According to the Brigandi Indictment, shortly after acquiring his shares, BRIGANDI participated in an illegal scheme in which he agreed to pay bribes to brokers in exchange for their efforts in generating retail demand for Cybersentry common stock. It is alleged that these frauds occurred from March 2000 to June 2000.



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         6. Bookdigital.com. Bookdigital.com was a New York-based corporation that held itself out as a development-stage company in the business of creating and operating reference sites on the Internet. In a Complaint captioned United States v. Vahab, 00 Mag. 1120, RAY VAHAB, the Chairman of the Board and Chief Executive Officer of Bookdigital.com, allegedly controlled a vast majority of the Bookdigital.com stock, and was also the owner of First Madison Securities, a New York-based broker-dealer. The Complaint alleges that from April 2000 to June 2000, VAHAB embarked on a scheme in which he would first raise capital by paying bribes to brokers to sell Bookdigital.com private placement stock, and then manipulate the publicly-available stock by "reverse merging" Bookdigital.com into a publicly-traded shell corporation.

         7-9. Exchange Online, Inc., Amerivest, Online, Inc., and Franklin Services Corp.: Each of these three companies purported to be involved in Internet-related businesses, and were allegedly the subject of sham private placement offerings as set forth below in United States v. Tavolacci, et al., 00 Cr. 554.

                             FRAUD AND MANIPULATION
                          OF PUBLICLY TRADED SECURITIES


         Certain of the Indictments and Complaints unsealed today charge fraud in connection with the markets for publicly-traded securities.

         1. In United States v. Dacunto, et al., 00 Cr. 620, 26 defendants were charged with manipulation of four of the publicly-traded securities identified in the Lino Indictment as being the subject of manipulation by the RICO Enterprise--Spaceplex, Reclaim, Bearchport, and International Nursing. The defendants named in the Dacunto Indictment, which covers the period from December 1994 to late 1996, include persons



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who served as brokers at Monitor Investment Group, the broker-dealer controlled by the RICO Enterprise that was used to manipulate the markets in the above-mentioned publicly-traded securities. The defendants named in the Dacunto Indictment include the following persons, who were either promoters, managers, or licensed or unlicensed brokers: ROBERT J. DACUNTO; MICHAEL P. DACUNTO; JOSEPH
P. MEDURI; VINCENT A. PADULO, JR..; VITO G. PADULO, JOHN BRUZZESE; SALVATORE F. RUGGIERO; PATRICK GIGLIO, a/k/a "Patty"; CHESTER L. CHICOSKY; LAWRENCE M. CHOINIERE; WILLIAM P. BURKE; KEVIN RADIGAN; GEORGE F. BISNOFF; DAMIEN R. DOUGLAS; CRAIG P. MCGUINN, II; MARC L. WEISSMAN; MARK M. DANIELI; IRVING STITSKY; PAUL L. BURTON; KENNETH J. FUINA; MARC I. BURTON; EMMANUEL G. GENNUSO; and FACUNDO PONCE, a/k/a/ "Frank".

         2. United States v. Wolfson, et al., 00 Cr. 628, charges seven persons in a scheme, occurring from 1988 to May 2000, to manipulate the stock of five companies whose securities traded on the OTC Bulletin Board or the NASDAQ Small-Cap Market. They include: (a) ATR Industries, Inc., a Ft. Lauderdale company in the business of operating home cleaning services; (b) Rollerball International, Inc., a Delaware corporation that manufactured inline roller skates; (c) Learners World, Inc., a New York corporation that operated learning and day care centers for children; (d) Healthwatch, Inc., a Minnesota corporation that manufactured medical products; and (e) Hytk Industries, Inc. a Nevada corporation that produced and transported natural gas.

         The Defendants charged in this case are: ALLEN WOLFSON, a Salt Lake City-based stock promoter who was a consultant to Cyberamerica Corp., a company that



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purported to be in the business of providing financial consulting services to distressed public companies; MICHAEL GRECCO, a New York-based stock promoter; JOHN MICHAEL BLACK, a stock broker and principal of Grady and Hatch and Co., a Manhattan broker-dealer; SPIRO LAZARETOS, a broker who worked at Caribbean Securities, a New York broker-dealer, and at Grady and Hatch; ROBERT BALSAMO, a stock promoter who worked at Wolff Investment Group and Delta Asset Manager, both New York broker-dealers; VLADIMIR CARVALLO, a stock broker affiliated with Morgan Grant Capital Corp., a New York broker-dealer, and with Delta Asset Management; and KONSTANTINOS DINO SONITIS, a stockbroker at Bell Investment Group, a New York-based broker-dealer.

         According to the Indictment, WOLFSON allegedly received large amounts of stock in the companies, either free-of-charge or at substantial discounts, and then allegedly agreed to pay GRECCO a bribe equal to between 40 and 70 percent of the value of the retail sales of WOLFSON's stock as generated by stock brokers under GRECCO's control. To effect the scheme, GRECCO allegedly recruited the other defendants to sell WOLFSON's stock in exchange for bribes. WOLFSON also allegedly instructed his coconspirators that his stock be "crossed with," or purchased by, the retail customers, which he accomplished by directing the brokers to direct their trades to certain market makers that were in league with WOLFSON.

         3. United States v. Gasparik, et al., 00 Cr. 650, charges fraud, from April 2000 to June 2000, in connection with the stock of Harbour Intermodal Ltd., a development-stage company that planned to provide local freight shipping among rail, truck and water transportation companies in the New York harbor area, and that traded on the OTC Bulletin Board. The Indictment charges that, as of April 2000, MICHAEL GASPARIK, Harbour Intermodal's Chief Executive and Chairman of the Board, owned 87 percent of Harbour's common stock. GASPARIK allegedly sought the assistance of Michael Grecco, a stock promoter, and agreed to give Grecco large amounts of Harbour stock as substantial discounts, if Grecco and others would inflate the share price of Harbour stock through fraudulent Internet promotions and by paying bribes to brokers in return for selling Harbour stock to their clients. In order to facilitate the scheme, David W. Bruno and Adam Kriftcher allegedly agreed to feature Harbour on Internet websites under their common control in exchange for payments of Harbour stock. In addition, GASPARIK allegedly recruited ROGER FIDLER, an attorney, to prepare SEC filings that were false because, among other things, they allegedly concealed the agreement to pay bribes to brokers in return for purchases by their customers of Harbour stock, and allegedly concealed GASPARIK's control of a trust used to conceal the payment to Grecco of large amounts of Harbour stock.

         4. United States v. Lugo, 00 Mag. 1119, is a Complaint charging fraud, from May 1999 to June 1999, in connection with the securities issued by Premier Classic Art, Inc. ("PART"), and which traded on the OTC Bulletin Board. JOSEPH LUGO, the defendant, was in control of PART's management, and controlled a large block of its stock. According to the Complaint, LUGO allegedly met with members and associates of organized crime, including Robert Lino, a/k/a/ "Little Robert," and devised a scheme in which he would obtain a falsely inflated, $10 million appraisal for certain assets, i.e., original animation drawings, and then "reverse merge" a company holding those assets into PART, a large amount of the stock of which was controlled by LUGO. In fact,

LUGO allegedly did conduct a "reverse merger," and obtained the false appraisal which valued the assets at $12 million to $20 million.

                                FRAUD IN THE SALE
                         OF PRIVATELY PLACED SECURITIES

         Other of the Indictments and Complaints unsealed today charge fraud in connection with the private placement of securities. Many of these schemes involve "boiler room" sales tactics, and the payment of secret extraordinary commissions to brokers in exchange for their efforts in selling the stock, which commissions are concealed from the investors.

         1. United States v. Tavolacci, et al., 00 Cr. 554, charges 18 defendants in connection with five fraudulent private placement stock offerings that extended from April 1997 to May 1999. According to the Indictment, groups of non-registered stock brokers, or "cold callers," using scripts replete with false and fraudulent information, made unsolicited "cold" calls to potential investors to induce them to invest in the sham private placements. In selling the stock, the cold callers allegedly: (a) concealed the fact that they were receiving extraordinary compensation equal to approximately thirty percent of the value of the funds they raised from investors; (b) used false names when speaking to investors; (c) misrepresented that investor funds would be used by the issuer for business purposes, when in fact more than 50 percent of the money raised in each private placement was used to pay brokers and unlawfully enrich the principals of the issuer; (d) misrepresented that each issuer would conduct an initial public offering ("IPO") of its common stock shortly after the investors' purchase of common stock in the private placement; and (e) misrepresented that the issuers were successful businesses.

         The issuers involved in this alleged scheme were the following: (a) First Fidelity Financial Co., purportedly an investment banking firm in Manhattan; (b) Exchange.Online, purportedly an online financial and business "cybermall" located in Delaware; (c) First Fidelity Equities, purportedly a Manhattan brokerage firm; (d) Amerivest.Online, purportedly a Manhattan business that designed customer web sites; and (e) First Commerce Corp., purportedly a Manhattan investment adviser firm. Among the defendants indicted were: SALVATORE TAVOLACCI, executive vice-president of First Fidelity Financial Corp. and First Fidelity Investment Management ("FFIM"); KARL DONOVAN, Vice President of Exchange Online; FREDERICK WALL, President, Treasurer and Secretary of First Fidelity Equities; DEREK SHAPIRO, a/k/a "David Shapiro," an officer of First Fidelity Equities; AARON SANDSTROM, Vice-President of Amerivest; and DONALD BROOKS, president of and secretary of First Commerce. Also indicted were 12 persons who worked as cold-callers.

         2. United States v. Torregrossa, et al., 00 Cr. 648, charges two defendants in connection with a fraudulent private placement stock offering by Franklin Services Corp. which held itself out as an investment banking, real estate, and media firm that intended to service clients via the World Wide Web. According to the Indictment, between February 1999 through June 2000, MARK TORREGROSSA, President and Chief Executive Officer of Franklin Services, and JAMES MONTES, an unlicensed broker, fraudulently sold Franklin Services stock by fraudulent means, including: (a) paying secret extraordinary compensation to brokers to sell the stock, while telling investors that their funds would be used for business purposes; (b) representing that a Franklin Services IPO would occur shortly after the investors purchased private placement stock;

and (c) representing that Franklin Services would soon be acquired by Amazon.com, and was planning to acquire Circuit City and Toy R Us.

         3. United States v. Zavats, et al. 00 Cr. 247, charges eight defendants in connection with an alleged fraudulent private placement stock offering that extended over a two-year period from 1996 to 1998 and involved three companies:
(i) Traveler's Infocenter, which represented itself to be a New York, development-stage company involved in providing travel-related information; (ii) Diagnostic Professional Imaging Services, which represented itself to be a Brooklyn-based, development-stage company that planned to provide MRI services; and (iii) Nationwide, which represented itself to be a Brooklyn-based, development stage medical supply company. The scheme to defraud in connection with all three private placements involved false representations to investors that the companies had promising business prospects, that all investor funds would be used for business purposes, and the use of phony names by brokers selling the private placement stock.

         Among the defendants indicted were the following: MARK HIMMELBERGER, Traveler's Infocenter's President and Treasurer, JUSTIN MARVUL, a/k/a "Eric Feldman," Traveler's Infocenter's Vice President and Secretary and the Treasurer of Diagnostic; WARAT ZAYATS; the Vice President and Secretary of Nationwide who sold Traveler's securities; GREGORY LEVIN, the President and Treasurer of Nationwide who sold Traveler's securities; MICHAEL DANILOVICH, Diagnostic's President and Secretary; HARVEY OSHER, a/k/a "Harvery Cohen"; and JAMES GABERKORN and VADIM SHAPIRO, registered representatives who worked at Hornblower and Weeks, a broker-dealer, and sold Diagnostic private placement stock.

         4. United States v. Gladstone, et. al., 00 Cr. 652, charges four defendants with fraud in connection with the private placement of stock issued by Ivy Entertainment.com, Inc. a marketing and distribution company specializing in the entertainment, hospitality, financial and technology businesses. The defendants include: RICHARD GLADSTONE, Ivy's President; HOWARD HELFANT, Ivy's Executive Vice President; GUS GELMAN, who recruited brokers to sell Ivy securities, and ROBERT WADE, who sold Ivy securities. According to the Indictment, from May 1999 to October 1999, the defendants, in order to sell Ivy securities, agreed to pay exorbitant sales commissions to brokers, and to conceal those payments from investors.

         5. United States v. Amato, et al., 00 Mag 1109, charges three defendants with securities fraud, from 1998 to June 2000, in connection with the private placement of stock of Future Fitness, Ltd., a company that operated health clubs in the New York City area. The defendants include: RENE ARMANDO DEPERALTA, JOHN AMATO, a/k/a "Flames," the Chief Operating Officer of Future Fitness, and FRANK ROTELLA, the Chief Executive Officer of Future Fitness. The scheme allegedly involved the payment of secret bribes equal to approximately 40 percent of the value of Future Fitness common stock in return for brokers selling the stock to unsuspecting investors, and falsely telling investors that the proceeds of the private placement would be used in Future Fitness' business.

         6. United States v. Yilmaz, et al., 00 Cr. 248, charges three defendants with securities fraud, from February 1998 to August 1998, in connection with a private placement of stock of Alliance Technology, an information technology services company located in Manhattan. The Complaint names as defendants HAYRI YILMAZ, Alliance's

President and Chief Executive Officer, and KENNETH JEFFERSON and MERRICK C. SMITH, two person hired by Alliance to recruit investors to purchase Alliance stock. The scheme allegedly involved falsely telling investors that an IPO for Alliance's stock was close at hand, paying secret bribes to brokers in return for their efforts in selling Alliance stock to unsuspecting investors, and telling investors that the proceeds of the private placement would be used in Alliance's business.

                             ADDITIONAL INFORMATION

         In connection with today's arrest, search warrants were executed at the following locations: (a) the offices of DMN Capital at 5 Hanover Square in Manhattan; (b) offices of the Detectives' Endowment Association; (c) the residence of STEPHEN GARDELL in Staten Island, New York; (d) residence of JAMES
S. LABATE, a/k/a "Jimmy," in Staten Island, New York; (e) offices of ALLEN WOLFSON and Cyberamerica in Salt Lake City, Utah; and (f) offices of GENE PHILLIPS and A. CAL ROSSI at Basic Capital Management, in Dallas, Texas.

         Simultaneously with today's announcement, the United States Securities and Commission announced the filing of three administrative proceedings alleging fraud-related charges against a total of 41 respondents. These include one administrative proceeding against 33 persons arising out of the private placement fraud at Monitor Investment Group; one against seven persons arising out of the conduct alleged in United States v. Wolfson, et al.; and one against WILLIAM STEPHENS. The SEC further announced that it has imposed halts in trading on the OTC Bulletin Board of securities issued by Wamex Holdings Inc., and E-Pawn, Inc.

         Previously, NASD Regulation filed a complaint against 18 persons and Monitor Investment Group for fraud-related activities arising out of Monitor's activities with respect to Accessible Software, Inc. All defendants were fined and suspended and/or barred from associating with an NASD member.

         Ms. WHITE praised the efforts of all of the law enforcement agencies involved, and particularly commended the outstanding investigative efforts of the FBI. Ms. WHITE also thanked the United States Securities and Exchange Commission for its assistance, and the Criminal Prosecution Assistance Group of NASD Regulation, Inc. for its help.

         Assistant United State Attorneys PATRICK J. SMITH, DAVID C. ESSEKS, CHRISTOPHER J. CLARK, STEFANIE B. ISSER, MYLAN L. DENERSTEIN, and Special Assistant United States Attorney JASON SABOT are in charge of the prosecutions.

         The charges contained in the Indictments and Complaints are merely accusation, and the defendants are presumed innocent unless and until proven guilty.

         The names, date of birth, area of residence, charges and maximum penalty per charge for each of the defendants is set forth on the attached chart.

                                                                                        MAXIMUM     INDICTMENT
                                                                             TYPES OF  PENALTY PER     OR
                   DEFENDANT                  DOB           RESIDENCE        CHARGES      CHARGE    COMPLAINT
           ---------------------------      --------    ------------------   -------   -----------  ---------

1          AMATO, JOHN, a/k/a "Flames"      01/15/73    Elizabeth, NJ        SF                10       AMATO
2          ROTELLA, FRANK                   03/07/62    Middletown, NJ       SF                10       AMATO
3          DEPERALTA, RENE ARMANDO          06/10/73    Staten Island, NY    SF                10       AMATO
4          BRIGANDI, BRUCE                  01/22/55    Roslyn Heights, NY   SF                10    BRIGANDI
5          CUSHING, MITCHELL                05/12/62    New York, NY         C                  5     CUSHING
6          CHIMENTI, RUSSELL                02/09/71    Staten Island, NY    C                  5     CUSHING
7          DETRANO, ROGER                   10/17/44    Maspeth, NY          C                  5     CUSHING
8          HIDALGO, ANTHONY                 11/01/77    Brooklyn, NY         SF                10     CUSHING
9          DACUNTO, ROBERT J.               06/24/81    Staten Island, NY    C, SF       5, 10        DACUNTO
10         DACUNTO, MICHAEL P.              01/10/74    Pittsburgh, PA       C, SF       5, 10        DACUNTO
11         MEDURI, JOSEPH P.                08/23/70    Staten Island, NY    C, SF       5, 10        DACUNTO
12         PADULO, JR., VINCENT A.          11/09/55    New York, NY         C, SF       5, 10        DACUNTO
13         PADULO, VITO G.                  03/15/62    New York, NY         C, SF       5, 10        DACUNTO
14         BRUZZESE, JOHN                   07/25/70    Manalapan, NJ        C, SF       5, 10        DACUNTO
15         RUGGIERO, SALVATORE F.           01/08/72    Marlboro, NJ         C, SF       5, 10        DACUNTO
16         GIGLIO, PATRICK, a/k/a "Patty"   10/03/62    Staten Island, NY    C, SF       5, 10        DACUNTO
17         STITSKY, IRVING                  08/11/54    Brookville, NY       C, SF       5, 10        DACUNTO
18         BURTON, PAUL L.                  05/11/62                         C, SF       5, 10        DACUNTO
19         BURTON, MARK I.                  11/21/59    Melville, NY         C, SF       5, 10        DACUNTO
20         FUINA, KENNETH J.                06/22/50    White Plains, NY     C, SF       5, 10        DACUNTO
21         GENNUSO, EMMANUEL G.             01/11/47    Brooklyn, NY         C, SF       5, 10        DACUNTO
22         MCGUINN, II, CRAIG P.            03/27/67    Brooklyn, NY         C, SF       5, 10        DACUNTO
23         WEISSMAN, MARC L.                03/01/67    New York, NY         C, SF       5, 10        DACUNTO
24         PONCE, FACUNDO, a/k/a "Frank"    06/29/70    Williston Park, NY   C, SF       5, 10        DACUNTO
25         DINOTA, JR., ANTHONY P.          11/03/85    New Hyde Park, NY    C, SF       5, 10        DACUNTO
26         RADIGAN, KEVIN P.                02/15/68    New York, NY         C, SF       5, 10        DACUNTO
27         CASO, MICHAEL                    08/30/60    Brooklyn, NY         C, SF       5, 10        DACUNTO
28         CATALANO, JR., JOHN              12/23/67    Brooklyn, NY         C, SF       5, 10        DACUNTO
29         BURKE, WILLIAM P.                01/01/63    Lattingtown, NY      C, SF       5, 10        DACUNTO
30         CHICOSKY, CHESTER L.             04/02/63    Fairfield, CT        C, SF       5, 10        DACUNTO
31         CHOINIERE, LAWRENCE M.           06/20/49    Williamsburg, VA     C, SF       5, 10        DACUNTO
32         DOUGLAS, DAMIEN R.               08/19/68    Jamaica, NY          C, SF       5, 10        DACUNTO
33         BISNOFF, GEORGE P.               01/08/61    Roslyn, NY           C, SF       5, 10        DACUNTO
34         DANIEL, MARK M.                  10/04/60    New York, NY         C, SF       5, 10        DACUNTO
35         DOWNING, JAMES                   01/30/63    Amityville, NY       C                  5     DOWNING
36         WARD, SAMUEL                     03/12/32    New York, NY         C                  5     DOWNING
37         DRUCKER, DANIEL                  03/15/63    New York, NY         C                  5     DOWNING
38         GASPARIK, MICHAEL T.             07/07/24    Ridgewood, NJ        C                  5    GASPARIK
39         FIDLER, ROGER L.                 01/16/51    Ridgewood, NJ        C                  5    GASPARIK
40         GREYLING, LESLIE                 05/14/52    London, England      C; SF; WF   5, 10, 5    GREYLING
41         LIEBOWITZ, ELI                   09/01/43    Englewood, NJ        C; SF; WF   5, 10, 5    GREYLING
42         ALEXANDER, TINA                  02/15/66    Houston, TX          C; SF; WF   5, 10, 5    GREYLING
43         GLADSTONE, RICHARD               08/30/55    Boca Raton, FL       C; SF; WF   5, 10, 5   GLADSTONE
44         HELFANT, HOWARD                  06/03/56    Boca Raton, FL       C; SF; WF   5, 10, 5   GLADSTONE
45         GELMAN, GUS                      10/27/66    Atlanta, GA          C; SF; WF   5, 10, 5   GLADSTONE
46         WADE, ROBERT                                                      C; SF; WF   5, 10, 5   GLADSTONE
47         LABARBARA, STEPHEN               09/20/64    Howell, NJ           SF                10   LABARBARA
48         LAKEN, GLENN B.                  02/20/54    New York, NY         C; SF; WF   5, 10, 5       LAKEN
49         BRUNO, DAVID W.                  08/15/69    Patchogue, NY        C; SF; WF   5, 10, 5       LAKEN
50         KRIFTCHER, ADAM                  05/28/60    Valley Stream, NY    C; SF; WF   5, 10, 5       LAKEN
51         PORRICELI, MICHAEL               12/03/66    Denver, CO           C; SF; WF   5, 10, 5       LAKEN
52         REIFLER, LIONEL                  03/24/39    Boca Raton, FL       C; SF; WF   5, 10, 5       LAKEN


53.   WORRELL, PETER J.                    10/06/72           Woodbury, NY      C; SF; WF       5, 10, 5          LAKEN
54.   LUGO, JOSEPH                         05/23/44              Fords, NJ              C              5           LUGO
55.   LINO, ROBERT A., a/k/a "Little       08/30/66           Brooklyn, NY         R; RC;     20, 20, 5,           LINO
      Robert"                                                               C;SF;MLC;WF;IK  10, 20, 5, 3
56.   LABATE, JAMES S., a/k/a "Jimmy"      04/25/55      Staten Island, NY         R; RC;     20, 20, 5,           LINO
                                                                            C;SF;MLC;WF;IK  10, 20, 5, 3
57.   PERSICO, FRANK A., a/k/a "Frankie"   02/07/63      Staten Island, NY      R; RC; C;     20, 20, 5,           LINO
                                                                                   SF; WF          10, 5
58.   STROPOLI, ANTHONY P.                 01/07/63         Old Bridge, NJ     R; RC; SF;    20, 20, 10,           LINO
                                                                                      MLC             20
59.   PIAZZA, SALVATORE R., a/k/a "Sal"    09/15/51       Howard Beach, NY         R; RC;     20, 20, 5,           LINO
                                                                            C;SF;MLC;WF;IK  10, 20, 5, 3
60.   GARDELL, STEPHEN E.                  05/24/47      Staten Island, NY      R; RC; WF      20, 20, 3           LINO
61.   CIMINO, CARY F.                      09/17/60           New York, NY      R; RC; C;     20, 20, 5,           LINO
                                                                              SF; MLC; WT     10, 20, 10
62.   RAMETTA, SEBASTIAN, a/k/a "Sebbie"   09/09/65      Staten Island, NY      R; RC; SF     20; 20; 10           LINO
63.   CHICKARA, JAMES. F.                  10/13/54            Holmdel, NJ      R; RC; SF     20; 20; 10           LINO
64.   DEMATTEO, RALPH, a/k/a "Ralphie"     06/16/55      Staten Island, NY            MLC             20           LINO
65.   GALLO, ROBERT P., a/k/a "Bobby"      08/31/58           Freehold, NJ      R; RC; C;     20; 20; 5;           LINO
                                                                                  SF; MLC         10; 20
66.   GRECCO, MICHAEL T.                   05/25/60      Staten Island, NY     R; RC; SF;    20; 20; 10;           LINO
                                                                                      MLC             20
67.   BLACK, JR., JOHN M.                  04/23/58          Jamesburg, NJ  R; RC; WF; IK      20;20;5;3           LINO
68.   CALVELLO, ANGELO, a/k/a "Tony"       05/26/40       Mohegan Lake, NY      R; RC; C;     20; 20; 5;           LINO
                                                                                   SF; IK          10; 3
69.   MANN, JOSEPH A., a/k/a "Andy"        01/12/38           New York, NY      R; RC; C;     20; 20; 5;           LINO
                                                                               SF; WF; IK       10; 5; 3
70.   STEPHENS, WILLIAM M. a/k/a "Bill"    01/31/52        Mill Valley, CA      R; RC; C;     20; 20; 5;           LINO
                                                                                   WF; IK           5; 3
71.   LAKEN, GLENN B.                      02/20/54           New York, NY      R; RC; C;     20; 20; 5;           LINO
                                                                                   WF; IK           5; 3
72.   PHILLIPS, GENE                       10/17/37             Dallas, TX      R; RC; C;     20; 20; 5;           LINO
                                                                                   WF; IK           5; 3
73.   ROSSI, A. CAL                        08/13/36             Dallas, TX      R; RC; C;     20; 20; 5;           LINO
                                                                                   WF; IK           5; 3
74.   LANGELLA, VINCENT G., a/k/a "Vinny"  12/30/61      Staten Island, NY   R; RC; C; SF  20; 20; 5; 10           LINO
75.   PALLA, WILLIAM F.                    05/14/52           New York, NY          R; RC         20; 20           LINO
76.   NEJAIME, TODD M.                     02/14/66           New York, NY     R; RC; SF;    20; 20; 10;           LINO
                                                                                      MLC             20
77.   DAPUZZO, STEVEN J.                   12/02/69       Delray Beach, FL             SF             10           LINO
78.   RICOTTONE, CHARLES                   09/01/57           Brooklyn, NY            EXT             20      RICOTTONE
79.   TAVOLACCI, SALVATORE                 08/11/72      Staten Island, NY      C; SF; WF       5; 10; 5      TAVALACCI
80.   DONOVAN, KARL                        05/28/72           Flushing, NY      C; WF; WF       5; 10; 5      TAVALACCI
81.   WALL, FREDERICK                      04/14/58           Elmhurst, NY          C; SF          5; 10      TAVALACCI
82.   SHAPIRO, DEREK, a/k/a "David         06/30/77           New York, NY          C; SF          5; 10      TAVALACCI
      Shapiro"
83.   SANDSTROM, AARON                     11/02/77    Huntington Station,          C; SF          5; 10      TAVALACCI
                                                                        NY
84.   BROOKS, DONALD                       05/03/66           New York, NY          C; SF          5; 10      TAVALACCI
85.   FERLISI, RONALD                      12/27/74      Staten Island, NY          C; SF          5; 10      TAVALACCI
86.   TELMANY, EDWARD                      04/05/75      Staten Island, NY      C; SF; WF       5; 10; 5      TAVALACCI
87.   SANDSTROM, DANIEL                    03/17/71          Ridgewood, NY          C; SF          5; 10      TAVALACCI

88.   SANGEMINO, DANIEL                    07/29/75        Farmingdale, NY      C; SF; WF       5; 10; 5      TAVALACCI
89.   LABELLA, JAY                         05/31/79      Staten Island, NY          C; SF          5; 10      TAVALACCI
90.   MONTES, JAMES                        01/25/73        Little Neck, NY          C; SF          5; 10      TAVALACCI
91.   MONTES, MARLIN                       11/26/65             Queens, NY          C; SF          5; 10      TAVALACCI
92.   CRAWFORD, CARLTON, a/k/a "Ross"      11/01/71         Ellenville, NY          C; SF          5; 10      TAVALACCI
93.   ODENHAL, JOSETTE                     11/14/74           Brooklyn, NY          C; SF          5; 10      TAVALACCI
94.   ALEXANDER, STEVEN                    09/19/72        Farmingdale, NY          C; SF          5; 10      TAVALACCI
95.   MURRAY, GREG                         05/01/66        Jersey City, NJ      C; SF; WF       5; 10; 5      TAVALACCI
96.   WIGGINS, KEITH                       12/20/67            Baldwin, NY          C; SF          5; 10      TAVALACCI
97.   TORREGROSSA, MARK                    04/23/73     Middle Village, NY          C; SF          5; 10    TORREGROSSA
98.   MONTES, JAMES                        01/25/73        Little Neck, NY          C; SF          5; 10    TORREGROSSA
99.   TRIPPE, EDWARD                       08/10/65           Brooklyn, NY      C; SF; MF       5; 10; 5         TRIPPE
100.  BECKER, BRUCE                        07/23/68      Staten Island, NY      C; SF; MF       5; 10; 5         TRIPPE
101.  ADAMS, ANDREW                        03/03/51           Brooklyn, NY      C; SF; MF       5; 10; 5         TRIPPE
102.  WARD, SAMUEL                         03/12/32           New York, NY              C              5         TRIPPE
103.  MCGUIRE, BRYAN                       12/21/71             Tappan, NY              C              5         TRIPPE
104.  OPPITO, PATRICIA                     11/09/60           New York, NY              C              5         TRIPPE
105.  VAHAB, RAY                           03/24/48           New York, NY              C              5          VAHAB
106.  WAGER, NEIL                          01/30/44        Garden City, NJ      C; SF; WF       5; 10; 5          WAGER
107.  GRAFF, KARL FREDERICK                03/22/68          San Diego, CA      C; SF; WF       5; 10; 5          WAGER
108.  WOLFSON, ALLEN                       01/02/46     Salt Lake City, UT      C; SF; WF       5; 10; 5        WOLFSON
109.  GRECCO, MICHAEL                      05/25/60      Staten Island, NY      C; SF; WF       5; 10; 5        WOLFSON
110.  BLACK, JOHN MICHAEL                  04/23/58          Jamesburg, NJ          C; SF          5; 10        WOLFSON
111.  LAZARETOS, SPIRO                     05/01/65           Brooklyn, NY          C; SF          5; 10        WOLFSON
112.  BALSAMO, ROBERT                      04/25/73          Northport, NY          C; SF          5; 10        WOLFSON
113.  CARVALLO, VLADIMIR                   06/29/66            Astoria, NY          C; SF          5; 10        WOLFSON
114.  SONITIS, KONSTANTINOS DINO           10/08/72           Brooklyn, NY          C; SF          5; 10        WOLFSON
115.  YILMAZ, HAYRI                        04/18/66         Rutherford, NJ          C; SF          5; 10         YILMAZ
116.  JEFFERSON, KENNETH                   09/30/55              Bronx, NY          C; SF          5; 10         YILMAZ
117.  SMITH, MERRICK C.                    05/15/54           Brooklyn, NY          C; SF          5; 10         YILMAZ
118.  ZAYATS, MARAT, a/k/a "Mark Zayats"   10/21/70           Brooklyn, NY     C; SF; MF;      5; 10; 5;         ZAYATS
                                                                                ML; P; WT      20; 5; 10
119.  LEVIN, GREGORY                       03/09/76           Brooklyn, NY  C, SF, MF, WT   5; 10; 5; 10         ZAYATS
120.  MARVUL, JUSTIN, a/k/a "Eric          07/28/73           Brooklyn, NY     C, SF, MF,      5; 10; 5;         ZAYATS
      Feidman"                                                                     ML, WT         20; 10
121.  OSHER, HARVEY, a/k/a "Harvey Cohen"  06/10/67           Brooklyn, NY          C, ML          5; 20         ZAYATS
122.  HIMMELBERGER, MARK                   07/05/62           Brooklyn, NY  C, SF, MF, ML   5; 10; 5; 20         ZAYATS
123.  DANILOVICH, MICHAEL                  08/30/73           Brooklyn, NY  C, SF, MF, WT  5; 10; 20; 10         ZAYATS
124.  GABERKORN, JAMES                     05/12/69           Brooklyn, NY          C, SF          5; 10         ZAYATS
125.  SHAPIRO, VADIM                       04/18/71          Baltimore, MD          C, SF          5; 10         ZAYATS

     CHARGE LEGEND

C            Conspiracy
IK           Illegal Kickbacks
EXT          Extortion
MF           Mail Fraud
ML           Money Laundering
MLC          Money Laundering Conspiracy
P            Perjury
R            RICO
RC           RICO Conspiracy
SF           Securities Fraud
WF           Wire Fraud
WT           Witness Tampering